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                      [LETTERHEAD OF FENWICK & WEST LLP]

                                                                    EXHIBIT 5.01




                                August 15, 1997

Isonics Corporation
4010 Moorpark Avenue, Suite 119
San Jose, California 95117

     Re:  Isonics Corporation
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the "SEC"), File no. 333-13289, as amended (the "Registration Statement"), in connection with registration under the Securities Act of 1993, as amended, of (1) up to 700,000 Units (the "Units"), each Unit consisting of two shares of your Common Stock and two Class A Redeemable Common Stock Purchase Warrants, (2) up to 1,400,000 shares of your Common Stock (the "Firm Shares"), (3) up to 1,400,000 Class A Redeemable Common Stock Purchase Warrants (the "Firm Warrants"), (4) up to 1,400,000 shares issuable upon exercise of the Firm Warrants, (5) up to 105,000 Units issuable upon exercise of the Underwriter's over-allotment option (the "Over-Allotment Option"), (6) up to 210,000 shares of Common Stock (the "Option Shares") issuable upon exercise of the Over-Allotment option, (7) up to 210,000 Class A Redeemable Common Stock Purchase Warrants (the "Option Warrants"), (8) up to 210,000 shares issuable upon exercise of the Option Warrants, issuable upon exercise of the Over-Allotment Option, (9) up to 210,000 shares of Common Stock issuable upon exercise of the Option Warrants, (10) up to 140,000 Underwriter's Warrants, each Underwriter's Warrant exercisable to acquire one share of Common Stock and one Class A Redeemable Common Stock Purchase Warrant (the "Underlying Warrant") to acquire one share of Common Stock, (11) up to 140,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants, (12) up to 140,000 Class A Redeemable Common Stock Purchase Warrants issuable upon exercise of the Underwriter's Warrants, and (13) up to 140,000 shares of Common Stock that are issuable upon exercise of the Underlying Warrants. All of the foregoing securities will be referred to collectively as the "Securities."

     As your counsel, we have examined the proceedings taken by you in connection with the issuance by you of the Securities that may be issued and sold by you as described in the Registration Statement.

     It is our opinion that the Securities to be issued and sold by you pursuant to the Registration Statement, when issued, sold and paid for in the manner referred to in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and
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further consent to all references to us in the Registration Statement, and the
Prospectus constituting a part thereof and any amendments thereto which have been approved by us.


                                    Very truly yours,

                                    /s/Fenwick & West LLP
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                                    Fenwick & West LLP